Exhibit 4.2

COUNTERSIGNED AND REGISTERED:

                                         AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                                     (New York, N.Y.)                                TRANSFER AGENT

                                                                                                                  AND REGISTRAR

By:
AUTHORIZED SIGNATURE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
THE COMPANY’S PROSPECTUS DATED, _____ __, 2006 (THE “PROSPECTUS”)
AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE
PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK
TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.	CERTIFICATE FOR

HUGHES COMMUNICATIONS, INC. Incorporated under the laws of the State of Delaware	RIGHTS

SUBSCRIPTION CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock Subscription Price: $12.75 per Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

SPECIMEN

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock, $.001 par value per share, of Hughes Communications, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing	Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

Dated:

Chief Executive Officer and President	Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE
By Mail or by Overnight Courier: American Stock Transfer & Trust Company Attn: Reorganization Department Operations Center 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Plaza Level New York, NY 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1	SECTION 2

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:	SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

BASIC SUBSCRIPTION PRIVILEGE:

I apply for shares $ =$ (no. of new shares) (subscription price) (amount enclosed) OVERSUBSCRIPTION PRIVILEGE:	(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for                      shares x     $             =$

          (no. of new shares) (subscription price) (amount enclosed)

Total Amount of Check Enclosed = $

ISSUE COMMON STOCK TO: (Please Print Name) (Print Full Address) (Social Security # or Tax ID #)

☐ Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.	(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

☐ Wire transfer directly to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent.	(Please Print Name) (Print Full Address) (Social Security # or Tax ID #)
TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Hughes Communications, Inc. may exercise its legal remedies against me.

Signature(s) of Subscriber(s)	GUARANTEE OF SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.	YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Name(s): Capacity (Full Title): Taxpayer ID # or Social Security #:	Signature: (Name of Bank or Firm) By: (Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO “AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT”; (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT MAINTAINED BY AMERICAN STOCK TRANSFER & TRUST COMPANY FOR PURPOSES OF ACCEPTING SUBSCRIPTIONS IN THE RIGHTS OFFERING AT JPMORGAN CHASE BANK, 55 WATER STREET, NEW YORK, NEW YORK 10005, ABA #021-000021, ACCOUNT # 323-053807.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF HUGHES COMMUNICATIONS, INC. SUBSCRIPTION CERTIFICATES CONSULT DEAN MANSON, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF HUGHES COMMUNICATIONS, INC., (301) 428-5500, OR YOUR BANK OR BROKER WITH QUESTIONS.

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